Exhibit 99.3

May 4, 2020

Fellow Shareholders,

Let me begin by sending my thoughts and best wishes to all the individuals and businesses impacted around the world by the COVID-19 pandemic. We remain dedicated to the safety of our team and have focused all of our efforts on providing consumers the news and entertainment they need at an affordable cost.

I’m pleased to address you for the first time as Chief Executive Officer of the public company created with the merger of fuboTV and FaceBank Group, which we announced on April 2nd. The combined entity, FaceBank Group, Inc. (d/b/a fuboTV) currently trades on the OTC market under the symbol “FUBO.” We intend to up-list to a major stock exchange in the near-term.

We are pleased to begin providing fuboTV financial information to the investment community, and in the coming months we plan to release and file additional information for the entire company with the SEC. We have taken a permissible extension due to COVID to file FaceBank’s Form 10-K for the year ended December 31, 2019 reporting the historical financial results of FaceBank Group (pre-merger), and financial results for FaceBank Group for the year ended December 31, 2019 will not include results for fuboTV. As such, we thought it would be helpful to provide certain select audited financial results of stand-alone fuboTV for the year ended December 31, 2019 and unaudited estimates for the quarter ended March 31, 2020. The unaudited financial information contained in this letter is preliminary and thus still subject to change. We encourage you to read our full set of financial statements and related disclosures when they are available.

By way of background, my partners and I founded fuboTV in January 2015 to serve the needs of U.S. soccer fans who were unable to stream international leagues. We then expanded to a full sports content offering before evolving in 2017 into a more transparent, user-friendly and less expensive alternative to traditional cable TV. Our vision became “come for the sports, stay for the entertainment” which you can stream anytime, anywhere including mobile, web and connected TVs, via Amazon Fire TV, Roku, Apple TV and more.

Fast-forward to today, where we believe fuboTV is at the forefront of the streaming revolution. We offer cord-cutters a total cable replacement with more top Nielsen-ranked sports, news and entertainment channels than in any other virtual multichannel video programming distributor’s (vMVPD’s) offering. Our internally built tech stack keeps us innovating ahead of our competitors. Over the past year, we launched several product features to better personalize the fuboTV experience on all devices, which now include smart TVs and, coming soon, gaming consoles. Our cloud DVR is our most popular add-on product because subscribers can record hundreds of hours of their favorite content and keep it in perpetuity. We remain the only virtual MVPD streaming in 4K, which we launched in 2018 with the World Cup. Also in 2019, we added 4K video on demand (VOD) to complement fuboTV’s live 4K offering. We believe consumers will continue to choose streaming over traditional pay television because of this more personalized, premium viewing experience that is also less expensive. We’re confident fuboTV will be the live streaming platform of choice because of our strong content offering including sports leadership as well as innovative product features.

Key Financial and Operating Highlights

As previously mentioned, we are hereby disclosing historical stand-alone financial results of fuboTV (pre-merger). In 2019 and into the first quarter of 2020, fuboTV achieved strong YoY topline growth and further strengthened platform monetization. Our operating metrics should be considered on a year-over-year basis given the seasonality of sports content, which historically contributes to higher subscriber growth in the fourth quarter.

●	2019 revenue increased 96% YoY to $146.5 million, driven by growth in fuboTV’s paid subscriber base, ad sales and user engagement. In Q1 2020, total revenue is expected to increase by more than +75% YoY.

●	fuboTV’s revenue is based on monthly subscriptions and advertising sales. Within our primary revenue streams:

○	In 2019, subscription revenue increased 90% YoY to $133.3 million. In Q1 2020, subscription revenue is expected to increase by more than 70% YoY.

○	The advertising component to our revenues is rapidly growing and reached $12.4 million (8% of our total revenues) in 2019, up +201% YoY. In Q1 2020, advertising revenue is expected to increase by more than 120% YoY. Sports programming lends itself to advertising, and we also insert ads into other content. Although COVID-19 is significantly impacting advertising spend, we believe that advertisers will continue to shift budget allocations towards streaming and away from legacy TV as streaming provides higher ROI, better targeting and a more desirable, younger demographic than legacy TV.

●	fuboTV users (paid and trial/free) streamed 298.7 million hours in 2019, a 210% increase YoY. In December 2019, fuboTV’s monthly active users (MAUs) watched 129 hours across the platform on average, and those who streamed primarily on connected TVs watched an average of 144 hours.

●	We have grown our subscriber base significantly over the past several years and ended 2019 with 315,789 paid subscribers, up 37% YoY.

●	Average Revenue Per User (ARPU) increased 42% YoY to $53.80 in 2019.

fuboTV has both Free Trial Users (those who have created an account and are within the 7-day free trial period) and Paid Subscribers (those who have a paid subscription). Monthly active users (“MAUs”) refers to the total count of Paid Subscribers that have consumed content for greater than 10 seconds in the last 30 days from the period-end indicated.

Average Revenue Per User (“ARPU”) is a monthly measure defined as revenue recognized in the period indicated (such as a quarter or a year) divided by average daily Paid Subscribers in such period, which is then divided by the number of months in the period (three if a quarter, 12 if a year).

fuboTV’s expansion to a cable TV replacement product means we are not just reliant on live sports – news and entertainment typically drives a significant portion of total viewership. While our business has been impacted by the reduced availability of live sporting events due to current shelter-in-place and related restrictions, we have continued to see growing engagement of our subscribers with news and entertainment content as consumers seek to stay informed and entertained. That said, there is still plenty of sports content to watch even as live sports have temporarily paused. Our owned-and-operated fubo Sports Network (an ad-supported linear network distributed as part of the fuboTV subscription package and via free platforms such as The Roku Channel, Samsung TV Plus, XUMO and more) recently expanded its programming lineup to capture inspiring sports stories.

Like everyone, we look forward to the return of live sports both in the U.S. and internationally. We are already seeing the return of sports without spectators in some countries, and professional sports leagues as well as collegiate programs in the U.S. are beginning to outline their plans publicly. We believe that this trend will continue which will tap into pent-up demand for consumers to view their favorite teams and leagues through streaming platforms. As we saw with last week’s enormous viewership for the NFL draft and the NBA’s announcement to resume practices, consumers are hungry for sports content.

We’ve been very busy. Below are a few recent highlights ...

Recent Business Highlights

●	Completed the merger of fuboTV and FaceBank Group, Inc., a leading celebrity and sports-focused virtual entertainment company, in April 2020. The merger created a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances.

●	Appointed Edgar Bronfman Jr. to the Board of Directors and named him Executive Chairman. One of the most recognized names in the global media industry, he is the former Chairman and CEO of Warner Music.

●	Grew our programming lineup with content from Discovery, Viacom (not available with Hulu with Live TV or YouTube TV), Newsy, NHL Network, Tennis Channel and AT&T Sportsnet SW (home of the Houston Astros and the Houston Rockets; not available with any other vMVPD).

●	Launched fubo Sports Network, a free, live-to-consumer TV network for passionate sports fans. The network marked two “firsts” for fuboTV - original talent-driven programming produced by the company for the linear network, and distribution of a fuboTV-owned channel off of its platform. Original programming includes No Chill with Gilbert Arenas (launching today). fubo Sports Network also carries live sports and original programming from partners including USA Today, FanDuel, The Players Tribune, Stadium, VSiN and many more. fubo Sports Network is available as a free channel via LG Channels, Samsung TV Plus, The Roku Channel, Vizio Channels and XUMO, and is included in fuboTV’s Standard subscription channel package.

●	Partnered with world-renowned retired professional boxing champion and promoter Floyd Mayweather to create and manage his digital likeness, “Virtual Mayweather.” The joint venture was created to protect and leverage the brand name and likeness of Virtual Mayweather for multiple multi-media opportunities in current and future form content scenarios, including virtual boxing matches.

●	Expanded distribution of fuboTV to Samsung Smart TVs, Hisense TVs (with VIDAA operating system), Apple’s TV app and through broadband partners Google Fiber and WOW!.

2020 Key Initiatives

2020 has already been an exciting year for fuboTV. We believe our merger with FaceBank offers an incredible opportunity to create a global digital entertainment company that continues to offer a premium live TV streaming platform and also expands into original content production. Looking ahead, we remain focused on three key areas: enhancing our content portfolio (including 4K and fuboTV-produced original programming), further innovating and personalizing our product offering and expanding the business internationally (fuboTV was the first virtual MVPD to launch outside of North America with our entrance into Spain in 2018).

We are focused on capital raising efforts and look forward to executing our plans to uplist to a major stock exchange in the coming months. We intend to be accessible and active with regard to investor interactions and will be attending (virtually, for now) a number of investor conferences in the coming months.

Summary

We are extremely excited to begin sharing the combined fuboTV and FaceBank Group story with the investment community. We believe that we are at the very early stages of our growth and that we are at an inflection point in the TV industry where streaming has begun to surpass linear in several key areas, including content variety, flexible access and cost savings to consumers. While the future is unknown as the world grapples with the ongoing impact of the pandemic, we are optimistic and believe that both as a business and a society we will emerge stronger than ever before.

Sincerely,

David Gandler, co-founder and CEO

More Information

Additional information is available at www.sec.gov under FaceBank Group, Inc.’s filings, as well as https://ir.fubo.tv and https://ir.facebankgroup.com/.

About fuboTV and FaceBank Group

fuboTV and FaceBank Group (OTCQB: FUBO) announced on April 2, 2020 that they had merged to create a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances.

Named to Forbes’ Next Billion Dollar Startup list in 2019, fuboTV is the live TV streaming platform with more top Nielsen-ranked sports, news and entertainment channels for cord-cutters than any other live platform.

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. Other industry “firsts” for the company include entering Europe with the launch of fuboTV España in 2018. fubo Sports Network, the live, free-to-consumer TV network featuring compelling sports stories on and off the field, launched in 2019.

COVID-19 Impact

We continue to assess the impact the COVID-19 pandemic will have on our business and results of operations, including on our first and second quarters and full-year 2020 results, but we anticipate that the impact will be significant. Although we continue to offer our services, without live sports, there is no assurance we will continue to maintain our subscriber base or continue to receive advertising dollars. The ultimate impact of COVID-19 on our business and results of operations is unknown at this time and is largely dependent upon future developments that are out of our control, including but not limited to the duration and spread of COVID-19, the impact on local and global economies, changes in subscriber demand for our services or advertising spend on our platform, the duration of current mitigation strategies and/or the implementation of additional mitigation strategies by public authorities at the local, state, provincial and federal levels in the U.S. and Canada, as well as restrictions on the activities of leagues and communities around the world.

Liquidity and Going Concern

We are focused on capital raising efforts at present to ensure the combined company is in a stable cash position in 2020 and beyond.. As previously disclosed, in connection with the Merger, we entered into various debt facilities to provide us with access to liquidity to continue to run our newly combined business.

The audit report prepared by our auditors with respect to the historical audited financial statements for the year ended December 31, 2019 for each of fuboTV and FaceBank Group that will be included in their respective audited financial statements to be filed will include an explanatory paragraph expressing uncertainty as to our ability to continue as a “going concern.” Our ability to continue as a “going concern” is dependent on many factors, including, among other things, our ability to raise additional capital on terms that are favorable to us or at all to continue to run our business, our ability to comply with the covenants in our existing debt facilities, our ability to cure any defaults that occur under our debt agreements or to obtain waivers or forbearances with respect to any such defaults, and our ability to pay, retire, amend, replace or refinance our indebtedness as defaults occur or as interest and principal payments come due. We encourage you to read our full set of financial statements and related disclosures and risk factors when they are available.

Forward-Looking Statements

This letter contains forward-looking statements of FaceBank Group, Inc. (“FaceBank”) that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about FaceBank’s future financial performance, the impact of management changes, any organizational restructuring, the sufficiency of capital resources to fund its ongoing operating requirements; statements about the potential benefits of the merger with fuboTV Inc.; statements about the uplisting of the combined company to a national exchange; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that FaceBank makes due to a number of important factors, including (i) risks related to the ability to realize the anticipated benefits of the transaction, including the risk that the businesses will not be integrated successfully, (ii) the effect of the transaction on FaceBank’s business relationships, operating results and business generally, (iii) risks that the transaction disrupts current plans and operations, (iv) risks related to the combined entity’s ability to uplist to a national securities exchange, (v) risks related to the combined entity’s access to existing capital and fundraising prospects to fund its ongoing operations and its ability to continue as a “going concern”, (vi) risks related to diverting management’s attention from FaceBank’s ongoing business operations, (vii) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market, and (viii) the outcome of any legal proceedings that may be instituted against FaceBank related to the merger agreement or the transaction. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements will be discussed in FaceBank’s Form 10-K for the year ended December 31, 2019 which will be filed later this month and we encourage you to read such risks in detail. The forward-looking statements in this press release represent FaceBank’s views as of the date of this press release. FaceBank anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FaceBank’s views as of any date subsequent to the date of this press release.

Contacts

Investor Contact:

Brinlea Johnson, The Blueshirt Group

brinlea@blueshirtgroup.com

415-269-2645

Media Contact:

Jennifer L. Press, fuboTV

jpress@fubo.tv

212-672-0081